Speal<er Biographies Company Update 2026 Exhibit 99.3

Jamie Dimon Chairman of the Board and Chief Executive Officer Jamie Dimon is Chairman of the Board and Chief Executive Officer of JPMorganChase, a global financial services firm with assets of $4.4 trillion and operations worldwide. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Dimon became CEO on January 1, 2006 and one year later also became Chairman of the Board. He was named President and Chief Operating Officer upon the company’s merger with Bank One on July 1, 2004. Dimon joined Bank One as Chairman and CEO in 2000. Dimon began his career at American Express. Next, he served as Chief Financial Officer and then President at Commercial Credit, which made numerous acquisitions and divestitures, including acquiring Primerica Corporation in 1987 and The Travelers Corporation in 1993. Dimon served as President and Chief Operating Officer of Travelers from 1990 through 1998 while concurrently serving as Chief Operating Officer of its Smith Barney subsidiary before becoming Co-Chairman and Co-CEO of the combined brokerage following the 1997 merger of Smith Barney and Salomon Brothers. In 1998, Dimon was named President of Citigroup, the global financial services company formed by the combination of Travelers Group and Citicorp. Dimon earned his bachelor’s degree from Tufts University and holds an MBA from Harvard Business School. He serves on the boards of directors of a number of non-profit institutions including the Business Roundtable, Bank Policy Institute and Harvard Business School. Additionally, he serves on the executive committee of the Partnership for New York City, and is a member of the Financial Services Forum, The Business Council and Council on Foreign Relations. 1

Jeremy Barnum Chief Financial Officer Jeremy Barnum is the Chief Financial Officer for JPMorganChase. As CFO, Jeremy is responsible for the overall financial management of the Firm, including core finance, business management, investor relations, treasury, and several other corporate teams. Since joining the Firm in 1994, Jeremy has held a number of leadership roles, including Head of Global Research for the Corporate & Investment Bank (CIB) and Chief Financial Officer of the CIB from 2013 to 2021. Jeremy graduated from Harvard College with a degree in Chemistry. He lives in New York and is married with two daughters. 2

Marianne Lake Chief Executive Officer of Consumer & Community Banking Marianne Lake is Chief Executive Officer of Consumer & Community Banking (CCB) and a member of the JPMorganChase Operating Committee. She is responsible for all of CCB, a business that serves more than 86 million consumers and 7 million small businesses in the United States. She also leads International Consumer Banking. Lake has been with the Firm for more than 25 years and was previously the CEO of Consumer Lending from 2019 to 2021. Prior to this, she was CFO for the Firm from 2013 to 2019. As CFO, she was responsible for Finance and Business Management, Investor Relations, Chief Investment Office, Chief Data Office and the Chief Administrative Office. During her first 12 years at the Firm, Lake held roles in the finance organization including CFO of Consumer & Community Banking from 2009 to 2012, and Global Controller for the Investment Bank from 2007 to 2009. She also managed global financial infrastructure and control programs as part of the Corporate Finance group from 2004 to 2007. Prior to this, she worked at both Chase and J.P. Morgan in London. At Chase, she was the Senior Financial Officer in the United Kingdom, and at J.P. Morgan, she was the Chief Financial Officer for the Credit Trading business. Lake started her career as a chartered accountant at PricewaterhouseCoopers in their London and Sydney offices. Lake is co-founder of the Women on the Move initiative and the Operating Committee sponsor of the Access Ability business resource group at the company. She has a Bachelor of Science in Physics from Reading University in the United Kingdom. 3

Mary Callahan Erdoes Chief Executive Officer of Asset & Wealth Management 4 Mary Callahan Erdoes is Chief Executive Officer of JPMorganChase's Asset & Wealth Management (AWM) line of business – one of the largest and most respected investment managers and private banks in the world, with over $7 trillion in client assets and a 200-year-old legacy as a trusted fiduciary to corporations, governments, institutions and individuals. Since joining the Firm over 25 years ago, Erdoes has held senior roles across AWM before becoming its CEO in 2009 and joining the JPMorganChase Operating Committee, the Firm's most senior management team. Erdoes earned her undergraduate degree in Mathematics at Georgetown University. She serves on the Global Advisory Council of Harvard University, where she earned her MBA, the board of Harvard Management Company, and the U.S.-China Business Council. Erdoes resides in New York City and has three daughters.

Doug Petno Co-CEO of Commercial & Investment Bank 5 Doug Petno is Co-CEO of the Commercial & Investment Bank (CIB) and a member of the Firm's Operating Committee. He is jointly responsible for all of the CIB, which encompasses Global Banking, Markets, Payments and Securities Services. Petno has been with the Firm for 35 years. Most recently, he served as Co-Head of Global Banking, which serves over 65,000 clients across 46 countries. In this role, Petno successfully oversaw the integration of the Commercial, Corporate and Investment Banking businesses into one franchise. From 2012 to 2024, he was the CEO of Commercial Banking (CB). Under his leadership, CB expanded significantly in the United States serving a growing number of mid-sized businesses and corporations, founders, government entities, not-for-profit organizations, and real estate investors and owners. In addition, Petno led the launch and expansion of CB's mid-cap business internationally, growing its presence to 30 countries. Prior to CB, Petno spent over two decades in Global Investment Banking and led J.P. Morgan’s Global Natural Resources Group. Petno is a member of the Global Board of Directors for The Nature Conservancy. He received an A.B. degree in Biology from Wabash College and holds an MBA from the University of Rochester’s Simon School of Business.

Troy Rohrbaugh Co-CEO of Commercial & Investment Bank Troy Rohrbaugh is Co-CEO for the Commercial & Investment Bank (CIB) as well as a member of the Firm's Operating Committee. Prior to his current role, Troy was Co-Head of Markets & Securities Services and previously the Head of Macro Markets, which includes the Rates, Foreign Exchange, Emerging Markets and Commodities businesses. Troy has worked in the financial industry for more than 32 years and has managed businesses in New York, London and Asia. During his career, he has taken active roles in key industry organizations, including as the Chair of the New York Federal Reserve Foreign Exchange Committee. He has also served as the chair of the Global Financial Markets Association’s (GFMA) Foreign Exchange Group and as a member of the Bank of England’s Joint Standing Committee. Troy joined J.P. Morgan in 2005 as a managing director and global head of Foreign Exchange Derivatives. He began his career on the Philadelphia Stock Exchange, trading options for CooperNeff, a specialist firm acquired by Banque Nationale in 1995. He led Banque Nationale’s Asia Foreign Exchange Options business before joining Goldman Sachs, where he managed the North American Foreign Exchange Options business. Troy graduated from Johns Hopkins University in 1992 with a B.A. in Political Science. He is a member of the Johns Hopkins University Krieger School of Arts and Sciences Advisory Board, a member of the Board of Trustees of the Gilman School and a Founding member and Advisory Board member of The Frannie Foundation. Troy lives in New York with his wife and their two sons. 6